     As filed with the Securities and Exchange Commission on July 14, 1997
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                             ROBBINS & MYERS, INC.

          Ohio                              31-424220
(State of Incorporation)     (I.R.S. Employer Identification Number)

                    1400 Kettering Tower, Dayton, Ohio 45423
                                 (947) 222-2610
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                               ------------------

                           Joseph M. Rigot, Secretary
                           Thompson Hine & Flory LLP
                          2000 Courthouse Plaza, N.E.
                               Dayton, Ohio 45402
                                 (937) 443-6586
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                               ------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
================================================================================

  Title of Each Class of      Amount to be    Proposed Maximum Offering     Proposed Maximum Aggregate        Amount of
Securities to be Registered    Registered        Price Per Share (1)            Offering Price (1)         Registration Fee
------------------------------------------------------------------------------------------------------------------
Common Shares,                   200,000               $ 34.00                      $6,800,000                $ 2,060.61
 without par value

================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices reported on the Nasdaq National Market on July 8, 1997.
                               ------------------
    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

PROSPECTUS

                             ROBBINS & MYERS, INC.
                          INVESTOR STOCK PURCHASE PLAN

                                 COMMON SHARES

     The Investor Stock Purchase Plan (the "Plan") of Robbins & Myers, Inc. (the "Company") provides participants in the Plan a convenient and economical method for purchasing Common Shares of the Company without payment of any brokerage commission or service charge.

     The Plan provides investors the following opportunities:

          -- Shareholders of record may have cash dividends on all or any part of their Common Shares automatically reinvested in Common Shares.

          -- Shareholders of record may invest optional cash payments ranging from $50 to $5,000 per quarter in Common Shares, whether or not dividends are being reinvested.

          -- Investors who are not currently shareholders of the Company may become shareholders by making their initial purchase of Common Shares with at least a $500 investment pursuant to the Plan.

     The Company has designated National City Bank as Plan Administrator ("National City").

     This Prospectus relates to Common Shares of the Company registered for purchase under the Plan, which shares, at the sole discretion of the Company, may be newly issued shares, treasury shares or shares purchased in the open market by National City.

     The price of Common Shares of the Company purchased for participants in the Plan depends upon whether the Common Shares are purchased from the Company or purchased in open market transactions. The price of Common Shares purchased from the Company will be 100% of the average of the daily closing prices for the Common Shares as reported on the NASDAQ National Market System for the last three trading days on which Common Shares were traded immediately preceding the purchase date. The price of Common Shares purchased in open market transactions will be the average price paid by National City. The last reported sale price of a Common Share on the NASDAQ National Market System on July 10, 1997 was $34.75 per share.

     Shareholders who do not choose to participate in the Plan will continue to receive cash dividends in the usual manner.
                               ------------------

     IT IS SUGGESTED THAT THIS PROSPECTUS BE RETAINED FOR FUTURE REFERENCE.

                               ------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION
OR ANY STATE SECURITIES COMMISSION, PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

                 THE DATE OF THIS PROSPECTUS IS JULY   , 1997.

                                  THE COMPANY

     The Company designs, manufactures and markets fluids management products for the process industries on a global basis. The Company's product lines are glass-lined storage and reactor vessels, progressing cavity products, mixing and turbine agitation equipment, and related products, such as engineered systems, fluoropolymer linings, and valves. The Company's customers include the specialty chemical, pharmaceutical, oil and gas, wastewater treatment, pulp and paper, food and beverage, and mining industries.

     The Company has achieved leading market shares in each of its main product lines: first worldwide in glass-lined storage and reactor vessels, first domestically in progressing cavity products, and second worldwide in mixing and turbine agitation equipment. Its principal brandnames -- Pfaudler(R), Moyno(R), and Chemineer(R) -- are well-known in the marketplace and are associated with quality products and extensive customer support, including product application engineering, state-of-the-art customer test facilities, and strong aftermarket service and support.

     The Company has manufacturing facilities in the United States, Germany, Scotland, England, Mexico, Brazil, Belgium, China (through a 60%-owned subsidiary) and India (through a 40%-owned affiliate).

     The Company's principal executive offices are located at 1400 Kettering Tower, Dayton, Ohio 45423, telephone (937) 222-2610.

                                    THE PLAN

     The Plan is set forth in the following questions-and-answers.

PURPOSE

     1. What is the purpose of the Plan?

     The purpose of the Plan is to provide investors, whether current shareholders or not, a simple and convenient method of investing in Common Shares of the Company without paying any brokerage commission or service charge. To the extent Common Shares are purchased directly from the Company, and not in open market transactions, the Company will receive additional funds for general corporate purposes.

PARTICIPATION OPTIONS

     2. What options are available to participants in the Plan?

     Once you are a participant in the Plan:

     (a) You may have all your cash dividends on Common Shares automatically reinvested, and you may also make optional cash purchases of not less than $50 nor more than $5,000 per quarter.

     (b) You may have cash dividends on some of your shares automatically reinvested, continue to receive cash dividends on the rest of your shares, and you may also make optional cash purchases of not less than $50 nor more than $5,000 per quarter.

     (c) You may make optional cash purchases of not less than $50 nor more than $5,000 per quarter, whether or not your dividends are being reinvested.

     (d) If you are not currently a shareholder of the Company, you may make your initial purchase of Common Shares by making an optional cash purchase pursuant to the Plan.

ADVANTAGES

     3. What are the advantages of the Plan?

     (a) You will not pay any brokerage commission or service charge in connection with your purchases under the Plan.

     (b) Your funds will be fully invested because the Plan permits fractions of shares (up to three decimal places) to be credited to your account. Dividends on fractional shares, as well as on whole shares, will be reinvested in additional shares and these shares will be credited to your account.

     (c) You will avoid the need for safekeeping of stock certificates for shares credited to your account under the Plan. In addition, you may deposit certificates you currently hold in your name with National City for safekeeping. See Question 20.

     (d) You will receive regular statements from National City each time there is activity in your account, which will include purchases and the latest balance in your account to simplify your bookkeeping.

ADMINISTRATION

     4. Who administers the Plan for participants?

     National City and its agents administer the Plan, maintain records, send statements of account to each participant, and perform other duties related to the Plan. Shares purchased for you under the Plan will be held for you in safekeeping by or through National City, and will be reflected on your account statement, until you terminate your participation in the Plan or request in writing that National City issue certificates for whole shares credited to your Plan account. National City acts as dividend disbursement agent, transfer agent and registrar for the Common Shares.

     All communications regarding the Plan should be addressed to National City. The address and telephone number of National City for information about the Plan are:

                         FOR INFORMATION ABOUT THE PLAN
                       CALL National City Bank toll free:
               1-800-622-6757 (M-F; 8 a.m.-5 p.m., Eastern Time)
                                       or

                                     WRITE
                               National City Bank
                             Reinvestment Services
                                 P.O. Box 94946
                            Cleveland, OH 44101-4946

          All correspondence concerning the Plan, as well as optional cash payments with check or money orders payable to "National
               City Bank," should be mailed to the above address.

     Please include your account number, if presently a participant, on all correspondence, checks or money orders, together with a telephone number where you can be reached during business hours.

PARTICIPATION

     5. Who is eligible to participate?

     If you are a shareholder of record of Common Shares, you are eligible to participate. If you are not currently a shareholder of record, you may become a participant by making your initial purchase of Common Shares pursuant to the Plan.

     A beneficial owner whose shares are registered in a name other than his or her own (for example, in the name of a broker or bank nominee) must become a shareholder of record by having such Common Shares transferred into his or her own name.

     6. How does an investor become a participant?

     If you are currently a shareholder of record of the Company's Common Shares, you may join the Plan by signing an Authorization Card and returning it to National City. A return envelope is provided for this purpose. If your shares are registered in more than one name (i.e., joint tenants, trustees, etc.) all registered shareholders must sign the card.

     If you are not currently a shareholder of the Company's Common Shares, you may become a participant by executing an Authorization Card, which authorizes the purchase of Common Shares for you by National City pursuant to the Plan. The Authorization Card, together with funds in the amount of at least $500 and no more than $5,000, should be sent to National City at the address listed at Question 4. Shares purchased for you in this manner will be credited to your account under the Plan. If you desire to have certificates for shares sent to you, see Question 20.

     You may obtain an Authorization Card at any time by calling or writing National City at the address or telephone number listed at Question 4.

     7. Is partial participation possible under the Plan?

     Yes. If you are a shareholder of record and you want to reinvest the dividends on some (but not all) of your shares, sign the Authorization Card and indicate the number of shares on which you do not want dividends reinvested under "Partial Dividend Reinvestment."

     8. When may an investor join the Plan?

     You may join the Plan at any time.

     If you are currently a shareholder and your signed Authorization Card is received by National City not less than 48 hours before the record date for a dividend payment, reinvestment of your dividends will begin with that dividend payment. If the Authorization Card is received less than 48 hours before a record date, reinvestment of your dividends will begin with the following dividend payment. Record dates for quarterly dividends are usually between the 5th and 15th day of January, April, July, and October and the payment date will be, except in unusual circumstances, on the last day of the month in which the record date occurred.

     See Questions 14 and 15 for information on optional cash purchases and Question 6 if you are making your initial purchase of Common Shares pursuant to the Plan.

     9. What options are available on the Authorization Card?

     The Authorization Card allows you to arrange for the purchase of additional shares of the Company's stock through the following investment options, in accordance with the Plan:

     (a) "Full Dividend Reinvestment" directs National City to invest all of your cash dividends on all of the shares then or subsequently registered in your name, and also permits you to make cash purchases of additional Common Shares.

     (b) "Partial Dividend Reinvestment" directs National City to pay cash dividends to you on the number of shares you have specified in the appropriate place on the Authorization Card, and directs National City to invest the dividends on the remaining shares in Common Shares. It also permits you to make cash purchases of additional Common Shares.

     (c) "Optional Cash Purchases Only" permits you to make optional cash payments for the purchase of additional Common Shares without reinvesting dividends.

     You may select either of the dividend reinvestment options or the optional cash purchase option.

     10. How may a participant change options under the Plan?

     As a participant, you may change your investment options at any time by requesting a new Authorization Card and returning it to National City at the address shown at Question 4.

PURCHASE OF COMMON SHARES

     11. When will purchases of Common Shares under the Plan be made?

     When shares are purchased from the Company, cash dividends will be credited by National City on dividend payment dates and optional cash payments will be credited by National City on the last business day of the month in which they are received provided such optional cash payments are received not less than 48 hours prior to the close of business on the last trading day of the month.

     When market transactions are made, National City will make the purchases. National City will seek to invest funds promptly after they are credited to a participant's account on the dates specified in the preceding paragraph.

     Shares will be allocated and credited to participants' accounts as follows:
(1) shares purchased from the Company will be allocated and credited on the appropriate optional payment investment date or dividend payment date; and (2) shares purchased in market transactions will be allocated and credited as of the date on which the aggregate number of shares to be purchased are acquired. The Company will not change its determination that shares are to be purchased directly from the Company or in open market transactions more than once in any 12-month period.

     12. What is the price of Common Shares purchased under the Plan?

     The price of Common Shares purchased from the Company with reinvested dividends or optional cash payments will be 100% of the average of the daily closing prices for the Common Shares as reported on the NASDAQ National Market System for the last three trading days on which Common Shares were traded immediately preceding the day of purchase. If there is no trading in the shares on the NASDAQ National

Market System for a substantial time during any trading day in the period, the purchase price shall be determined by the Company on the basis of such market quotations as it deems appropriate.

     The price of Common Shares purchased in market transactions will be the average price paid by National City to acquire them.

     13. How many Common Shares will be purchased for participants?

     The number of Common Shares purchased for you depends on the amount of your dividends or optional cash payments and the purchase price per share. Your account will be credited with the number of shares (including fractions computed to three decimal places) equal to the total amount you wish to invest divided by the applicable purchase price per share.

OPTIONAL CASH PURCHASES

     14. How are optional cash payments made?

     The option to make cash purchases is available to you by signing an Authorization Card. You may make your initial cash purchase when you join the Plan by enclosing a check payable to National City Bank with your signed Authorization Card. After that, cash contributions must be accompanied by a properly executed cash remittance form which is attached to each statement you receive. Cash contributions should be made payable to and mailed directly to the National City Bank at the address shown at Question 4. Checks drawn against non-United States banks must have the U.S. currency imprinted on the check. A CASH CONTRIBUTION FORWARDED TO ANY OTHER ADDRESS DOES NOT CONSTITUTE VALID DELIVERY.

     If your check is returned unpaid for any reason, the request for investment of such money will be null and void. Any Common Shares purchased for you upon the prior credit of such money will be removed from your account, and those shares plus such additional Common Shares from your account as may be necessary to satisfy the uncollected amounts will be sold. A customary processing fee will be charged for any check which is returned as unpaid.

     15. When will optional cash payments received by National City be invested?

     Optional cash payments will be credited to your account by National City on the last business day of the month in which they are received provided such optional cash payment is received not less than 48 hours prior to the close of business on the last trading day of the month.

     When shares are purchased from the Company, the purchases will be made on the last business day of the month in which they are received. When market transactions are made, National City will make the purchases. National City will seek to invest funds promptly after they are credited to participants' accounts on the last day of the month in which they are received. In the unlikely event that National City is unable to invest optional cash payments within 35 days after they are received, the invested funds will be returned. A participant by written notice to National City may withdraw optional cash payments at any time not less than 48 hours prior to the investment date.

PURCHASE COSTS

     16. Are there any out-of-pocket costs to participants in connection with purchases under the Plan?

     No. All costs of administration of the Plan are paid by the Company. Any brokerage fees or commissions on shares purchased under the Plan are paid by the Company. See Question 23 for information concerning costs associated with the sale of Common Shares under the Plan.

TAXES

     17. What are the federal income tax consequences of participation in the Plan?

     (a) Reinvested dividends

     If you elect to have your dividends reinvested, you will be treated for federal income tax purposes as having received a taxable distribution of the dividends that are reinvested. If shares are purchased by National City in market transactions, you will be treated as having received an additional dividend in the amount of brokerage fees paid by the Company. The tax basis of the Common Shares purchased with your dividends will equal the purchase price on the date on which your dividends are reinvested plus, in the case of market purchases, any brokerage fees paid by the Company.

     The holding period of Common Shares credited to your account under the dividend reinvestment option will begin on the date on which your dividends are reinvested.

     (b) Cash purchases

     If you elect the Plan's cash purchase option, Common Shares will be purchased at prices determined as described at Question 12, and you will not have taxable income if shares are purchased from the Company. If shares are purchased by National City in market transactions and you are a current shareholder, you will be treated as having received an additional dividend in the amount of brokerage fees paid by the Company. The tax basis per share will equal the purchase price on the date of the purchase plus, in the case of market purchases, any brokerage fees paid by the Company.

     The holding period for the Common Shares credited to your account under the cash purchase option will begin on the day on which the cash purchase is made.

     (c) Other consequences

     You will not realize any taxable income when you receive certificates for whole Common Shares which have been credited to your account.

     You will realize a gain or loss when Common Shares acquired through the Plan are sold or exchanged, whether by National City at your request to terminate your participation in the Plan, or by you after you receive a share certificate from the Plan, or when you receive cash for a fractional share. The amount of the gain or loss will be the difference between the amount that you receive for the shares, or fraction of a share, and the tax basis of the shares.

     At the end of each calendar year, National City will notify you and the Internal Revenue Service of the amount of your annual dividend income. Dividends are generally considered taxable to individuals as ordinary income, and you must include your dividend income on your federal income tax return.

     The Company is required to withhold for United States income tax purposes, 31% of all dividend payments to you, and National City is required to withhold 31% of the proceeds from the sale of shares under the Plan unless (i) you have furnished your taxpayer identification (social security) number; and (ii) you have certified that you are not subject to back-up withholding. You should previously have been requested by the Company or your broker to submit all information required in order to exempt you from back-up withholding if an exemption is available.

     If you are subject to back-up withholding tax on dividends, or if you are a foreign shareholder whose dividends are subject to United States income tax withholding, the tax withheld will be deducted from the amount of the dividend and only the reduced amount will be reinvested in Common Shares.

     Investors considering participating in the Plan are urged to consult with their own tax advisors prior to joining the Plan.

REPORTS TO PARTICIPANTS

     18. What kind of reports will be sent to participants in the Plan?

     As soon as possible after each purchase under the Plan you will receive a statement of your account from National City. In addition, you will receive the information you will need for reporting your dividend income for federal income tax purposes. THESE STATEMENTS ARE YOUR CONTINUING RECORD OF CURRENT ACTIVITY AND THE COST OF YOUR PURCHASES AND SHOULD BE RETAINED FOR TAX PURPOSES. National City may impose a fee if it is required to supply past history. You will also continue to receive all communications sent to holders of the Company's Common Shares, including the Company's Annual Report, Notice of Annual Meeting, Proxy Statement, and Quarterly Reports.

DIVIDENDS ON FRACTIONAL SHARES

     19. Will participants be credited with dividends on fractional shares?

     Yes. Dividends on fractions, as well as on whole shares, will be credited to your account and will be reinvested in additional shares.

CERTIFICATES FOR SHARES

     20. Will certificates be issued for shares purchased?

     Shares purchased through the Plan will be credited to your account under your name, but they will not be registered in your name. Certificates will only be issued to you for shares credited to your account if you request National City in writing to do so or if your account is terminated. The number of shares credited to your account under the Plan will be shown on the statements of your account. This service eliminates the need for you to protect against loss, theft, or destruction of stock certificates.

     At any time, you may request in writing that National City send you a certificate for all or part of the whole shares credited to your account. This request should be mailed to National City at the address listed at Question 4. Any remaining whole shares and fractional shares will continue to be credited to your account.

     Shares credited to your account under the Plan may not be pledged or assigned and any such attempted pledge or assignment shall be void. If you want to pledge or assign these shares, you must request that a certificate for them be issued in your name.

     Certificates for fractional shares will not be issued under any circumstances.

     21. In whose name will certificates be registered when issued to participants?

     Because accounts under the Plan are maintained in the name in which your shares are registered at the time you join the Plan (or if you made your initial purchase of shares by becoming a participant in the Plan, the name listed on your Authorization Card), certificates for whole shares purchased under the Plan will be similarly registered when issued to you upon your request. If you want these shares registered and issued in a different name, you must so indicate in a written request with your signature guaranteed by a participant in the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program. Note that this is considered a new registration, and you will be responsible for any transfer taxes that may be due and for compliance with any applicable transfer requirements.

     22. May participants send certificates for Common Shares held in their possession to National City for safekeeping?

     Yes. You may send certificates for Common Shares held in your possession to National City for safekeeping at no cost. These shares will be combined with those unissued whole and fractional shares acquired for your account under the Plan and held by National City. Shortly thereafter, you will receive a statement showing your combined holdings. National City will treat these shares in the same manner as shares purchased for your account. Certificates to be held for safekeeping under the Plan should be sent to National City Bank at the address listed at Question 4. Delivery by either registered or certified mail, return receipt requested, is recommended since the participant bears the risk of loss in transit. You should call or write National City to obtain instructions for proper transmittal of share certificates.

     23. How does a participant terminate participation in the Plan or sell a portion of the shares credited to his or her account?

     You must notify National City in writing that you wish to do so. A withdrawal/termination form is provided on the reverse side of the account statement for this purpose. Your notice should be sent to National City at the address listed at Question 4.

     Upon complete termination of your participation in the Plan, you may elect to receive:

     (a) A stock certificate for whole shares held for your account in the Plan, plus a check for the proceeds from the sale of any fractional share; or

     (b) A check for the proceeds from the sale of all Plan shares held for your account, including any fractional share, less any brokerage fees or commissions, a processing fee equal to 5% of such proceeds or $5 (whichever is less), and any applicable transfer tax. The sale will be made by National City for your account, at the market price, on the next Friday following the date that National City receives the request to terminate Plan participation, except as provided in Question 24.

     Requests for sale of less than all shares in your account must indicate the number of shares to be sold and not a dollar amount to be attained. The sale will be made by National City for your account, at the market price, on the next Friday following the date that National City receives the request for sale. Any request that does not clearly indicate the number of shares to be sold will be returned to you and no action will be taken. If you wish to have a certificate issued for a portion of the shares credited to your account, see Question 20.

     Market price fluctuations (including possible declines in the price of Common Shares) during the period between the request for sale, its receipt by National City, and the ultimate sale in the open market is a risk which must be evaluated and borne by the selling participant. You may not direct the date or price at which your Common Shares may be sold.

     24. When may a participant terminate participation in the Plan?

     You may terminate your participation in the Plan at any time.

     If your notice of termination is received less than 48 hours prior to the record date for a dividend, any cash dividend paid on that dividend payment date will be invested for your account.

     Any cash payment sent to National City prior to the request for termination will be invested unless return of the amount is specifically requested in your notice of termination and your notice is received at least five business days prior to the next purchase date. The notice of termination will be processed as promptly as possible.

     All subsequent dividends will be paid to you by check unless you again enroll in the Plan, which you may do at any time.

     25. What happens when a participant sells or transfers all of the shares registered in his or her name?

     If you dispose of all shares registered in your name, National City will continue to reinvest the dividends on shares credited to your account under the Plan, subject to your right to withdraw from the Plan at any time.

     26. What happens when a participant sells or transfers some (but not all) of the shares registered in his or her name?

     (a) Full Dividend Reinvestment

     If you are reinvesting the cash dividends on all of the shares registered in your name, and you dispose of a portion of these shares, National City will continue to reinvest the dividends on the remainder of the shares registered in your name.

     (b) Partial Dividend Reinvestment.

     If you have directed National City to pay cash dividends to you on some of your shares and to reinvest dividends on the remainder of your shares, and you dispose of a portion of your shares, National City will continue to reinvest dividends on the number of shares, if any, you own in excess of the number of shares on which you have directed National City to pay cash dividends.

     27. What happens if the Company declares a stock split or issues a dividend payable in stock?

     If you are a participant in the Plan (whether you have elected full or partial dividend investment) all Common Shares issued in connection with a stock split or a stock dividend distributed by the Company will be added to your account in the Plan.

     As soon as possible after the payment of a stock split or a stock dividend, National City will send you a statement indicating the number of shares credited to your account under the Plan as a result of the stock dividend or stock split. You may receive a certificate for these shares (other than fractional shares) at any time by sending a written request to National City at the address listed at Question 4.

     28. How will a participant's shares held by National City be voted at shareholders' meetings?

     Shares held by National City for you will be voted as you direct.

     A proxy card will be sent to you in connection with any annual or special meeting of shareholders, as in the case of shareholders not participating the Plan. This proxy will apply to all whole shares registered in your own name, if any, as well as to all whole and fractional shares credited to your account under the Plan. When you properly sign and return the proxy card, your shares will be voted in accordance with the instructions that you give on it.

     If no instructions are indicated on a properly signed and returned proxy card, all of your whole shares and fractional shares -- those registered in your name, if any, and those credited to your account under the Plan -- will be voted in accordance with recommendations of the Company's management. If the proxy card is not returned or is returned unsigned, your shares will not be voted unless you or a duly appointed representative vote in person at the meeting.

     29. What are the responsibilities of the Company and National City under the Plan?

     Neither the Company nor National City in administering the Plan will be liable under the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate your account upon your death, the prices at which shares are purchased for your account, the times when purchases are made, or fluctuation in market value of the Common Shares.

     You should recognize that the Company cannot assure you of a profit or protect you against a loss on the shares purchased by you under the Plan.

     30. May the Plan be changed or discontinued?

     Notwithstanding any other provision of the Plan, the Board of Directors of the Company or any committee of the Board reserves the right to amend, modify, suspend, or terminate the Plan at any time, including the period between a record date and a dividend payment date. Notice of any material amendment or modification, or of any suspension or termination, will be mailed to all participants.

     If the Plan is terminated,

     (a) any uninvested optional cash payments will be returned to you,

     (b) a certificate for whole shares credited to your account under the Plan will be issued, and

     (c) a cash payment will be made for any fractional share credited to your account. This cash payment will be based upon the closing price of the Company's Common Shares as reported on the NASDAQ National Market System for the date or dates as are set forth in the notice of termination.

     If the Company terminates the Plan, it will pay any termination charges that may be involved.

     31. How may shareholders obtain answers to other questions regarding the Plan?

     If you have any further questions you should direct them to National City at the address or telephone number provided in the answer to Question 4.

                                   DIVIDENDS

     The Company has paid continuous cash dividends on its Common Shares in each fiscal quarter since May, 1989. The Company intends to pay regular quarterly cash dividends in the future, subject to its earnings and financial condition and such other factors as the Company's Board of Directors may deem relevant. The quarterly cash dividend has been 5 cents per share since January 13, 1997. At May 31, 1997, under provisions limiting dividends in the Company's debt agreements, $1,328,000 of retained earnings was available for dividend payments.

                                USE OF PROCEEDS

     The Company does not know either the number of Common Shares that will ultimately be purchased under the Plan or the prices at which such Common Shares will be sold. The Company intends to add any proceeds it receives from sales of its Common Shares to the general funds of the Company to be available for general corporate purposes. The Company is unable to estimate the amount of the proceeds that will be devoted to any specific purposes.

                                 LEGAL MATTERS

     The validity of the issuance of the Common Shares being offered hereby will be passed upon for the Company by Thompson Hine & Flory LLP, Dayton, Ohio, counsel for the Company.

                                    EXPERTS

     The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended August 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission pursuant to the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials also can be obtained from the Public Reference Branch of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site (http://www.sec.gov.) that contains publicly available reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

     The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of

1933, as amended. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                     INFORMATION INCORPORATED BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 0-288) pursuant to the Exchange Act are incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1996 filed pursuant to Section 13 of the Exchange Act.

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended November 30, 1996 and February 28, 1997, filed pursuant to Section 13 of the Exchange Act.

          3. The description of the Common Shares contained in the Company's Registration Statement on Form 10 filed with the Commission on April 19, 1965, as amended by Form 10/A-2, filed on December 13, 1995.

          4. All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in a Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents which are incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such document). Requests for such documents should be directed to the principal executive offices of Robbins & Myers, Inc., 1400 Kettering Tower, Dayton, Ohio 45423,
(937) 222-2610.
                               ------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized statement of the expenses (all but the SEC registration fees are estimates) in connection with the issuance of the Common Shares being registered hereunder.

    SEC Registration fees........................................................  $ 2,060.61
    Printing and engraving expenses..............................................  $ 8,000.00
    Legal fees and expenses......................................................  $ 5,000.00
    Accounting fees and expenses.................................................  $ 2,500.00
    Miscellaneous................................................................  $ 3,000.00
                                                                                   ----------
      TOTAL......................................................................  $20,560.61
                                                                                   ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 2 of Article V of the Code of Regulations of the Company sets forth certain rights of directors and officers of the Company to indemnification. Such rights provide indemnification by the Company to the extent permitted by Ohio law. The liabilities against which a director and officer may be indemnified and factors employed to determine whether a director and officer is entitled to indemnification in a particular instance depend on whether the proceedings in which the claim for indemnification arises were brought (a) other than by and in the right of the Company ("Third Party Actions") or (b) by and in the right of the Company ("Company Actions").

     In Third Party Actions, the Company will indemnify each director and officer against expenses, including attorneys' fees, judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened or actual proceeding in which he may be involved by reason of his having acted in such capacity, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and with respect to any matter the subject of a criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful.

     In Company Actions, the Company will indemnify each director and officer against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of any such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification is permitted with respect to (i) any matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines such person is entitled to indemnification and (ii) any liability asserted in connection with unlawful loans, dividends, distribution, distribution of assets and repurchase of Company shares under Section 1701.95 of the Ohio Revised Code.

     Unless indemnification is ordered by a court, the determination as to whether or not an individual has satisfied the applicable standards of conduct (and therefore may be indemnified) is made by the Board of Directors of the Company by a majority vote of a quorum consisting of directors of the Company who were not parties to the action; or if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or by shareholders of the Company.

     Section 2 of Article V of the Company's Code of Regulations does not limit in any way other indemnification rights to which those seeking indemnification may be entitled. The Company has entered into an indemnification agreement with each director of the Company, the form of which was approved by the shareholders of the Company. A copy of such agreement was filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended August 31, 1993.

     The Company maintains insurance policies which presently provide protection, within the maximum liability limits of the policies and subject to a deductible amount for each claim, to the Company under its indemnification obligations and to the directors and officers with respect to certain matters which are not covered by the Company's indemnification obligations.

ITEM 16. EXHIBITS

     Each of the following Exhibits is filed or incorporated by reference in this Registration Statement.

EXHIBIT
NUMBER                                   DESCRIPTION OF EXHIBIT
------                                   ----------------------
  4.1     Amended Articles of Incorporation+
  4.2     Code of Regulations+
  4.3     Forms of Authorization Cards for participation in Robbins & Myers, Inc. Investor
          Stock Purchase Plan*
  5       Opinion of Thompson Hine & Flory LLP, counsel to the Registrant*
 23.1     Consent of Thompson Hine & Flory LLP, counsel to the Registrant*
 23.2     Consent of Ernst & Young LLP*
 24       Powers of Attorney**

---------------

+ Incorporated by reference

* Filed herewith.

** A power of attorney whereby various individuals authorize the signing of their names to any and all amendments to this Registration Statement and other documents submitted in connection therewith is contained on the first page of the signature page following Part II of this Registration Statement.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DAYTON, STATE OF OHIO, ON THE 11TH DAY OF JULY, 1997.

                                          ROBBINS & MYERS, INC.

                                          By: /S/ DANIEL W. DUVAL

                                            ------------------------------------
                                            Daniel W. Duval, President and
                                            Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/S/ DANIEL W. DUVAL                   Director, President and Chief             July 11, 1997
-----------------------------------   Executive Officer (principal
Daniel W. Duval                       executive officer)

/S/ GEORGE M. WALKER                  Vice President and Chief Financial        July 11, 1997
-----------------------------------   Officer (principal financial
George M. Walker                      officer)

/S/ KEVIN J. BROWN                    Controller (principal accounting          July 11, 1997
-----------------------------------   officer)
Kevin J. Brown

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel W. Duval, George M. Walker and Joseph M. Rigot his true and lawful attorneys-in-fact and agent, with full power of substitution, and each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-3, and to perform any acts necessary to be done in order to file such amendment with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/S/ ROBERT J. KEGERREIS               Director                                  July 11, 1997
-----------------------------------
Robert J. Kegerreis

/S/ THOMAS P. LOFTIS                  Director                                  July 11, 1997
-----------------------------------
Thomas P. Loftis

/S/ MAYNARD H. MURCH, IV              Director                                  July 11, 1997
-----------------------------------
Maynard H. Murch, IV

/S/ WILLIAM D. MANNING, JR.           Director                                  July 11, 1997
-----------------------------------
William D. Manning, Jr.

/S/ JOHN N. TAYLOR, JR.               Director                                  July 11, 1997
-----------------------------------
John N. Taylor, Jr.

/S/ JEROME F. TATAR                   Director                                  July 11, 1997
-----------------------------------
Jerome F. Tatar

                               INDEX TO EXHIBITS

EXHIBIT NO.                                DESCRIPTION OF EXHIBIT
-----------    ------------------------------------------------------------------------------
    (4.1)      Amended Articles of Incorporation of Robbins & Myers, Inc. were filed as
               Exhibit 3.1 to the Company's Report on Form 10-Q for the quarter ended
               February 28, 1995.............................................................      2
    (4.2)      Code of Regulations of Robbins & Myers, Inc. was filed as Exhibit 3.2 to the
               Company's Report on Form 10-Q for the quarter ended February 28, 1995.........      2
    (4.3)      Forms of Authorization Cards for participation in the Investor Stock Purchase
               Plan..........................................................................      1
      (5)      Opinion of Thompson Hine & Flory LLP, counsel to the Registrant...............      1
   (23.1)      Consent of Thompson Hine & Flory LLP, counsel to the Registrant (contained in
               its opinion)..................................................................      1
   (23.2)      Consent of Ernst & Young LLP..................................................      1
     (24)      Powers of Attorney (set forth at signature page to this Registration
               Statement)

---------------

1 -- Filed herewith
2 -- Incorporated by reference